Exhibit 99.1

Date: May 25, 2010

JOINT NEWS RELEASE

Sage-Gryphon Drills – 18.3 metres at 2.13g/t Au – Oxide – Borealis

Gryphon Gold Corporation (TSX-GGN) and Sage Gold Inc. (TSX.V- SGX) announces assays for the first three reverse circulation holes in the oxide drilling program on the Borealis property in Nevada’s Walker Lane Mineral Belt. The Borealis deposits comprise a 43-101 oxide and sulphide gold resource which is described in the 2008 NI 43-101 "Technical Report on the Mineral Resource of the Borealis Gold Project Located in Mineral County, Nevada, USA".

The reported holes targeted the western side of the Freedom Flats pit where previous operators had identified oxide gold mineralization and additional drilling is now being conducted to extend this zone. The Freedom Flats area encompasses 160,800 ounces of measured + indicated resources totalling 3.87 million tons at an average grade of 0.042 opt (1.44 g/t Au) and an inferred gold resource of 88,000 ounces totalling 4.1 million tons at an average grade of 0.022 opt (0.75 g/t Au) as detailed in the 2008 NI 43-101 technical report. Oxidized gold mineralization is generally amenable to low cost heap leach technology. Echo Bay Mines Ltd. produced 195,000 ounces of gold from the oxidized Freedom Flats deposit at an average grade of 0.15 opt (5.23g/t Au) during the period 1987-1989 using conventional open pit and heap leach technology. Sage and Gryphon have determined that additional step- out drilling is warranted on the south-western extension of the Freedom Flats deposit.

The following summary table highlights the gold intercepts in the three holes.

Hole	Total	From/To (m)	Interval (m)	Gold (g/t)	Gold (opt)
Number	Depth (m)
FF-13	148	117.3-141.7	24.4	0.89	0.026
		144.8-147.8	3	0.75	0.022
FF-14	122	89.9-92.9	3	0.17	0.005
		100.6-	18.3	2.13	0.062
		118.9
		including	3	5.14	0.15
FF-15	136	79.2-91.4	12.2	1.99	0.058
		100.6-102.1	1.5	0.48	0.014
		106.7-117.3	10.7	1.06	0.031

A cut off grade of .005 opt (0.17g/t Au) was used in calculating assay intervals. The true widths of the intercepts are not known. Drill holes FF-13, 14 and 15 were drilled at minus 50, 60 and 65 degrees respectively.

The current drilling program is designed to upgrade inferred oxide resources reported in Gryphon’s 2008 NI 43-101 "Technical Report on the Mineral Resource of the Borealis Gold Project Located in Mineral County, Nevada, USA" to the Measured and Indicated category and to potentially add additional oxide ounces to the Borealis resource. Drilling will test multiple targets within the permitted mining area with the designed intent of increasing resources for the short term mine plan. Targets include extensions of known ore zones, infill drilling and identification of additional mineralized zones.

One reverse circulation drill continues to operate and is currently in the Middle Ridge area, located between the East Ridge and Northeast Ridge pits. Previous drilling by Gryphon identified a zone, which will be drill tested with the objective of upgrading the inferred gold ounces and generating new gold resources.

Gryphon Gold Corporation and Sage Gold Inc. entered into an option agreement on March 5, 2010, as amended. Under the terms of the Option Agreement Gryphon has agreed to grant Sage the right (to earn a 50% interest in the Borealis property), including the permitted Borealis oxide gold project located in the Walker Lane Mineral Belt of Southwest Nevada. SRK Consulting (U.S.) Inc. has been engaged to prepare the bankable study.

The Borealis property is described in a technical report dated April 28, 2008 titled "Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A" and prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators ("NI 43-101") filed on www.sedar.com. This technical report describes the exploration history, geology and gold resources at the Borealis property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters and methods used to estimate the mineral resources is included in the technical reports. The technical report also includes a description of environmental and permitting matters.

The technical information in this press release was approved by Mr. Steven Craig, VP of Exploration of Gryphon Gold, and is a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators.

SAGE is a mineral exploration and development company which has interests in exploration properties in Ontario and Nevada. Its main properties are the recently optioned Borealis Gold property in Nevada; the Clavos Gold property in Timmins; and its ongoing exploration in the Beardmore – Geraldton Gold Camp. Technical reports relating to the properties can be obtained from the System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com.

For further information contact:

Sage Gold Inc.
365 Bay Street, Suite 500
Toronto, Ontario M5H 2V1
Tel: (416) 204-3170
Fax: (416) 260-2243
www.sagegoldinc.com

Nigel Lees, President and CEO, or
Mike O’Brien, Manager/Investor Relations

____________________________________

Gryphon Gold Corporation
Suite 711-675 West Hastings Street
Vancouver, BC
Canada V6B 1N2
Tel: +1 888.261.2229
Fax: +1 604.608.3262
www.gryphongold.com

John L. Key, President and CEO
Tel: +1 775.853.8814
e-mail:jkey@gryphongold.com

Lisanna Lewis, Controller/Investor Relations
Tel: +1 604.261.2229
e-mail:llewis@gryphongold.com

This release as it relates to Gryphon was prepared by the management of Gryphon. This release as it relates to Sage was prepared by Sage management. Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Toronto Stock Exchange accepts responsibility for the adequacy or accuracy of this release.

ABOUT GRYPHON GOLD:
Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada.

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre-Feasibility Study referenced in this press release use the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to: 1) resource estimates on the Borealis resource, pediment exploration plans and other plans, projections, estimates and expectations; and 2) statements with respect to the expected terms of the option agreement and joint venture agreement. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that the option agreement may not be completed or that Sage may not exercise its option thereunder, that financing for the development of the Borealis Project may not be available on terms satisfactory to Gryphon and Sage and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-KSB, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on February -16, 2010, , and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com .